Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS FOURTH-QUARTER AND
FULL-YEAR 2012 RESULTS

— Provides 2013 sales and earnings projections —

LAKE FOREST, Ill., Feb. 13, 2013 -- Hospira, Inc. (NYSE: HSP), the world's leading provider of injectable drugs and infusion technologies, today reported results for the fourth quarter and full year ended Dec. 31, 2012. For the fourth quarter of 2012, net sales were $1.1 billion, and adjusted* diluted earnings per share were $0.55. (Adjusted* measures are adjusted for certain specified items as described later in this press release and the attached schedules.) On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth-quarter 2012 diluted earnings per share were $0.03. For full-year 2012, net sales were $4.1 billion, and adjusted* diluted earnings per share were $2.01. On a GAAP basis, full-year 2012 diluted earnings per share were $0.27.

“The fourth quarter concluded a year of significant effort and advancement for Hospira,” said F. Michael Ball, chief executive officer. “We made considerable progress on our quality transformation; we advanced our growth initiatives; and we met our financial projections. As we head into 2013, we remain committed to reinforcing our foundation, an area of key focus for the company. We will continue to advance our remediation activities as well as work to increase supply of the products our customers -- and their patients -- depend on. At the same time, we are forging ahead with our growth expansion initiatives. Our efforts on both of these fronts serve to position Hospira for a stronger future of sustainable, long-term growth -- and to drive greater value for our customers and shareholders.”

Fourth-Quarter 2012 Results
 The following table highlights selected financial results for the fourth quarter of 2012 compared to the same period in 2011:

In $ millions, except per share amounts	GAAP Three Months Ended Dec. 31,		%	Adjusted* Three Months Ended Dec. 31,		%
	2012	2011	Change	2012	2011	Change
Net Sales	$1,098.9	$1,014.0	8.4%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$314.7	$281.2	11.9%	$383.5	$344.5	11.3%
Income (Loss) from Operations	$30.8	$(212.3)	114.5%	$121.5	$110.8	9.7%
Diluted Earnings (Loss) per Share	$0.03	$(1.30)	102.3%	$0.55	$0.51	7.8%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	28.6%	27.7%		34.9%	34.0%
Income (Loss) from Operations	2.8%	(20.9)%		11.1%	10.9%

Results under U.S. GAAP include items as detailed in the schedules attached to this press release.

Net sales increased 8.4 percent to $1.1 billion in the fourth quarter of 2012, compared to $1.0 billion in the fourth quarter of 2011. Driving the majority of the increase were strong net sales of Specialty Injectable Pharmaceutical (SIP) products, including Precedex™ globally and the oncolytic oxaliplatin in the United States, as well as higher volumes for certain SIP products in the company's Europe, Middle East and Africa (EMEA) region.

Adjusted* income from operations increased 9.7 percent to $122 million in the fourth quarter of 2012, compared to $111 million in the fourth quarter of 2011. The increase primarily relates to lower inventory losses associated with quality-related actions compared to the fourth quarter of 2011. Higher year-over-year manufacturing expense and higher research and development (R&D) expense in the fourth quarter of 2012 negatively impacted results. On a GAAP basis, income from operations was $31 million compared to a loss from operations of $212 million in the fourth quarter of 2011. GAAP loss from operations in the fourth quarter of 2011 included the impact of goodwill impairment charges.

The effective tax rate on an adjusted basis* in the quarter was an expense of 16.3 percent compared to an expense of 15.2 percent in the fourth-quarter 2011. The increase is primarily related to a shift in earnings mix to higher tax jurisdictions relative to the fourth quarter of 2011. On a GAAP basis, the fourth-quarter 2012 effective tax rate was an expense of 137.5 percent compared to a benefit of 4.4 percent in the fourth quarter of 2011. The fourth-quarter 2012 effective tax rate on a GAAP basis includes an expense related to the effective settlement of a U.S. federal tax audit.

Full-Year 2012 Results
The following table highlights selected financial results for the full-year 2012 compared to the same period in 2011:

In $ millions, except per share amounts	GAAP Year Ended Dec. 31,		%	Adjusted* Year Ended Dec. 31,		%
	2012	2011	Change	2012	2011	Change
Net Sales	$4,092.1	$4,057.1	0.9%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$1,113.4	$1,397.6	(20.3)%	$1,445.9	$1,563.5	(7.5)%
Income from Operations	$58.8	$56.8	3.5%	$455.6	$668.6	(31.9)%
Diluted Earnings (Loss) per Share	$0.27	$(0.06)	550.0%	$2.01	$3.04	(33.9)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	27.2%	34.4%		35.3%	38.5%
Income from Operations	1.4%	1.4%		11.1%	16.5%

Net sales increased 0.9 percent to $4.1 billion for the year ended Dec. 31, 2012. Strong net sales of certain SIP products, including Precedex, were mostly offset by the impact to supply of the company's quality-related actions and the impact of foreign exchange.

Adjusted* income from operations decreased 31.9 percent to $456 million for the full year of 2012, compared to $669 million for the full year of 2011. The decrease primarily reflects the full-year impact of higher manufacturing expense associated with the company's quality-related actions, which were accelerated beginning in the third quarter of 2011. In addition, in 2012 the company incurred higher biosimilar clinical spending, as well as higher selling and promotional costs, primarily related to supporting Precedex. On a GAAP basis, full-year 2012 income from operations was $59 million compared to $57 million; affecting the year-over-year comparison was the impact in 2011 of goodwill impairment charges, as well as the impact in 2012 of higher continuous improvement charges and quality-and product-related charges.

The full-year 2012 effective tax rate on an adjusted basis* was an expense of 18.3 percent compared to an expense of 20.5 percent in 2011. On a GAAP basis, the 2012 effective tax rate was a benefit of 121.7 percent compared to an expense of 103.0 percent in 2011. The 2012 effective tax rate on a GAAP basis was impacted by certain quality, impairment and restructuring charges incurred in higher-tax-rate jurisdictions, partially offset by an expense related to the effective settlement of a U.S. federal tax audit.

Cash Flow
Cash flow from operations for full-year 2012 was $478 million, compared to $434 million in 2011. The majority of the increase reflects lower working capital investments in 2012, which more than offset higher operating expenses.

Capital expenditures were $290 million for full-year 2012 compared to $291 million in 2011.

2013 Projections
Hospira expects net sales growth for full-year 2013 to be in a range of 1 to 3 percent on both a constant-currency and reported basis.

Adjusted* diluted earnings per share for 2013 are expected to be in a range of $2.05 to $2.20, representing growth of 2 to 9 percent.

The reconciliation between the projected 2013 adjusted* diluted earnings per share and projected GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.05 - $2.20

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.29 to $0.33 per diluted share)	$(0.31)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.15 to $0.23 per diluted share)	$(0.19)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.15 to $0.19 per diluted share)	$(0.17)

Estimated acquisition and integration-related charges associated with the pending acquisition of an API-related business from Orchid Chemicals & Pharmaceuticals (mid-point of an estimated range of $0.04 to $0.06 per diluted share)	$(0.05)

Estimated charges related to facilities optimization (mid-point of an estimated range of $0.00 to $0.02 per diluted share)	$(0.01)

Diluted earnings per share — GAAP	$1.32 - $1.47

The adjusting items are shown net of tax in aggregate of $57 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company projects that cash flow from operations in 2013 will range between $350 million and $400 million. Depreciation and amortization is expected to be $255 million to $275 million. Capital expenditures are projected to range between $425 million and $475 million.

*Use of Non-GAAP Financial Measures
Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira's Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Feb. 13, 2013. A live webcast of the conference call will be available on Hospira's website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world's leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance WellnessTM by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 16,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 --
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira's results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira's goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company's quality initiatives, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality, modernizing and streamlining activities, and other factors that may affect Hospira's operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hospira's latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Stacey Eisen	Karen King
(224) 212-2276	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Three Months Ended December 31,		% Change
	2012	2011
Net sales	$1,098.9	$1,014.0	8.4%

Cost of products sold	784.2	732.8	7.0%
Restructuring, impairment and (gain) on disposition of assets, net	20.9	14.6	43.2%
Goodwill impairment	—	245.2	nm
Research and development	84.7	66.8	26.8%
Selling, general and administrative	178.3	166.9	6.8%
Total operating costs and expenses	1,068.1	1,226.3	(12.9)%
Income (Loss) From Operations	30.8	(212.3)	114.5%

Interest expense	21.9	22.4	(2.2)%
Other expense (income), net	1.7	(3.2)	153.1%
Income (Loss) Before Income Taxes	7.2	(231.5)	103.1%

Income tax expense (benefit)	9.9	(10.1)	198.0%
Equity income from affiliates, net	(8.0)	(7.4)	8.1%
Net Income (Loss)	$5.3	$(214.0)	102.5%

Earnings (Loss) Per Common Share:
Basic	$0.03	$(1.30)	102.3%
Diluted	$0.03	$(1.30)	102.3%

Weighted Average Common Shares Outstanding:
Basic	165.1	164.5	0.4%
Diluted	165.8	164.5	0.8%

Adjusted Gross Profit (1)(2)	$383.5	$344.5	11.3%
Adjusted Income From Operations (1)	$121.5	$110.8	9.7%
Adjusted Net Income (1)	$91.4	$85.0	7.5%
Adjusted Diluted Earnings Per Share (1)	$0.55	$0.51	7.8%

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2012	2011	2012	2011
Gross Profit (2)	28.6%	27.7%	34.9%	34.0%
Income (Loss) From Operations	2.8%	(20.9)%	11.1%	10.9%
Net Income (Loss)	0.5%	(21.1)%	8.3%	8.4%
Income Tax Rate	137.5%	4.4%	16.3%	15.2%
______________________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm - Percentage change is not meaningful.

Hospira, Inc.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(dollars and shares in millions, except for per share amounts)

	Years Ended December 31,		% Change
	2012	2011
Net sales	$4,092.1	$4,057.1	0.9%

Cost of products sold	2,978.7	2,659.5	12.0%
Restructuring, impairment and (gain) on disposition of assets, net	63.3	44.5	42.2%
Goodwill impairment	—	400.2	nm
Research and development	303.6	258.8	17.3%
Selling, general and administrative	687.7	637.3	7.9%
Total operating costs and expenses	4,033.3	4,000.3	0.8%
Income From Operations	58.8	56.8	3.5%

Interest expense	86.3	93.1	(7.3)%
Other expense (income), net	14.4	(9.2)	256.5%
(Loss) Before Income Taxes	(41.9)	(27.1)	54.6%

Income tax (benefit) expense	(51.0)	27.9	(282.8)%
Equity income from affiliates, net	(35.1)	(45.6)	(23.0)%
Net Income (Loss)	$44.2	$(9.4)	570.2%

Earnings (Loss) Per Common Share:
Basic	$0.27	$(0.06)	550.0%
Diluted	$0.27	$(0.06)	550.0%

Weighted Average Common Shares Outstanding:
Basic	165.0	165.5	(0.3)%
Diluted	166.0	165.5	0.3%

Adjusted Gross Profit (1)(2)	$1,445.9	$1,563.5	(7.5)%
Adjusted Income From Operations (1)	$455.6	$668.6	(31.9)%
Adjusted Net Income (1)	$333.3	$510.3	(34.7)%
Adjusted Diluted Earnings Per Share (1)	$2.01	$3.04	(33.9)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Years Ended December 31,		Adjusted (1) Years Ended December 31,
	2012	2011	2012	2011
Gross Profit (2)	27.2%	34.4%	35.3%	38.5%
Income From Operations	1.4%	1.4%	11.1%	16.5%
Net Income (Loss)	1.1%	(0.2)%	8.1%	12.6%
Income Tax Rate	121.7%	(103.0)%	18.3%	20.5%
______________________________________________________________________________

(1)
Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2)	Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.
nm - Percentage change is not meaningful.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Three months ended December 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit(1)	Income From Operations	Net Income(2)	Diluted EPS
GAAP financial measures	$314.7	$30.8	$5.3	$0.03
Specified items:
Facilities Optimization charges (A)	—	1.2	0.9	0.01
Amortization of certain intangible assets (B)	17.6	17.6	12.8	0.08
Impairment of certain assets (C)	—	—	1.7	0.01
Certain quality and product related charges (D)	44.1	44.1	33.3	0.20
Capacity expansion related charges (E)	6.6	6.6	4.4	0.03
Other restructuring charges (F)	0.5	20.2	13.6	0.08
Acquisition and integration related charges (G)	—	1.0	0.6	—
Effective settlement of IRS tax audit expense (H)	—	—	18.8	0.11
Adjusted financial measures (3)	$383.5	$121.5	$91.4	$0.55
__________________________________________________________________________
GAAP results for the three months ended December 31, 2012 include:

(A)
Facilities Optimization charges: $1.2 million reported in Restructuring, impairment, and (gain) disposition of assets, net. The equipment and facility impairment charges relate to Hospira's plans to exit a specialty injectable drug finishing operation.

(B)
Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited ("Mayne Pharma"), Javelin Pharmaceuticals, Inc. ("Javelin Pharma") and a generic injectable business by Hospira Healthcare India Private Limited ("Hospira India").

(C)	Impairment of certain assets: $1.7 million reported in Other expense (income), net, related to a marketable equity investment.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls and life-cycle management programs. These charges are primarily associated with Hospira's response to the United States Food and Drug Administration ("FDA") warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(F)
Other Restructuring Charges: $0.5 million reported in Cost of products sold and $19.7 million reported in Restructuring, impairment, and (gain) on disposition of assets, net. These charges include inventory charges, equipment impairments, contract termination charges and severance charges associated with Hospira's exit of non-strategic product lines and commercial reorganization.

(G)
Acquisition and integration related charges reported in Selling, general, and administrative ("SG&A") include cost related to the pending acquisition and integration of an active pharmaceutical ingredient business.

(H)
Settlement of IRS tax audit expense of $18.8 million reported in Income tax expense (benefit). This discrete income tax expense is related to the completion and effective settlement of U.S. tax return audits.

Three months ended December 31, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit(1)	(Loss) Income From Operations	Net (Loss) Income(2)	Diluted EPS
GAAP financial measures	$281.2	$(212.3)	$(214.0)	$(1.30)
Specified items:
Amortization of certain intangible assets (A)	21.7	21.7	15.3	0.09
Impairment of certain assets (B)	—	14.6	13.6	0.08
Certain quality and product related charges (C)	39.3	39.3	24.6	0.15
Capacity expansion related charges (D)	2.3	2.3	1.5	0.01
Goodwill impairment (E)	—	245.2	244.0	1.48
Adjusted financial measures (3)	$344.5	$110.8	$85.0	$0.51

__________________________________________________________________________
GAAP results for the three months ended December 31, 2011 include:

(A)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma, and a generic injectable business by Hospira India.

(B)
Impairment of certain assets reported in Restructuring, impairment and (gain) on disposition of assets, net resulting from intangible asset impairments of $7.5 million and equipment impairment of $7.1 million.

(C)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are primarily associated with Hospira's response to the FDA warning letter and charges related to certain device related remediation activities.

(D)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(E)	Goodwill impairment related to the Europe, Middle East & Africa (“EMEA”) reporting unit of $74.1 million and the Asia Pacific (“APAC”) reporting unit of $171.1 million.

(1)    Gross profit is defined as Net sales less Cost of products sold.

(2)
Adjusted Net income is shown net of tax of $25.1 million, exclusive of the tax audit settlement, and $24.1 million for the three months ended 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on February 13, 2013.

Hospira, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except for per share amounts)

Year ended December 31, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit(1)	Income From Operations	Net Income(2)	Diluted EPS
GAAP financial measures	$1,113.4	$58.8	$44.2	$0.27
Specified items:
Facilities Optimization charges (A)	—	18.6	11.6	0.07
Amortization of certain intangible assets (B)	72.4	72.4	50.5	0.31
Impairment of certain assets (C)	—	14.0	17.0	0.10
Certain quality and product related charges (D)	236.8	236.8	153.9	0.93
Capacity expansion related charges (E)	17.9	17.9	11.9	0.07
Other restructuring charges (F)	5.4	36.1	24.8	0.15
Acquisition and integration related charges (G)	—	1.0	0.6	—
Effective settlement of IRS tax audit expense (H)	—	—	18.8	0.11
Adjusted financial measures (3)	$1,445.9	$455.6	$333.3	$2.01

__________________________________________________________________________
GAAP results for the year ended December 31, 2012 include:

(A)
Facilities Optimization charges: $18.6 million reported in Restructuring, impairment, and (gain) disposition of assets, net. The equipment and facility impairment charges relate to Hospira's plans to exit a specialty injectable drug finishing operation.

(B)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(C)
Impairment of certain assets: $14.0 million reported in Restructuring, impairment, and (gain) on disposition of assets, net, and $10.1 million reported in Other expense (income), net. These charges relate to impairments of certain intangible assets and various investments, respectively.

(D)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions including product recalls and life-cycle management programs. These charges are primarily associated with Hospira's response to the FDA warning letters and charges related to certain device related remediation activities.

(E)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(F)
Other Restructuring Charges: $5.4 million reported in Cost of products sold and $30.7 million reported in Restructuring, impairment, and (gain) on disposition of assets, net. These charges include inventory charges, equipment impairments, contract termination charges, severance charges and gain on disposition associated with Hospira's exit of non-strategic product lines and commercial reorganization.

(G)	Acquisition and integration related charges reported in SG&A include cost related to the pending acquisition and integration of an active pharmaceutical ingredient business.

(H)
Settlement of IRS tax audit expense of $18.8 million reported in Income tax (benefit) expense. This discrete income tax expense is related to the completion and effective settlement of U.S. tax return audits.

Year ended December 31, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit(1)	Income From Operations	Net (Loss) Income(2)	Diluted EPS
GAAP financial measures	$1,397.6	$56.8	$(9.4)	$(0.06)
Specified items:
Project Fuel and related charges (A)	5.0	9.6	6.3	0.04
Facilities Optimization charges (B)	0.8	1.1	0.7	0.01
Amortization of certain intangible assets (C)	80.3	80.3	55.4	0.33
Impairment of certain assets (D)	—	33.0	26.0	0.16
Certain quality and product related charges (E)	76.0	76.0	47.4	0.29
Capacity expansion related charges (F)	3.8	3.8	2.5	0.02
Other restructuring charges (G)	—	7.8	5.8	0.04
Effective settlement of IRS tax audit benefit (H)	—	—	(19.7)	(0.12)
Goodwill impairment (I)	—	400.2	395.3	2.39
Diluted Shares Impact				(0.06)
Adjusted financial measures (3)	$1,563.5	$668.6	$510.3	$3.04

__________________________________________________________________________
GAAP results for the year ended December 31, 2011 include:

(A)
Project Fuel and related charges: $5.0 million reported in Cost of products sold, $3.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.2 million reported in SG&A. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)
Facilities Optimization charges: $0.8 million reported in Cost of products sold and $0.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net. These charges relate to facilities optimization from the closure or departure from certain manufacturing and R&D facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)	Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(D)
Impairment of certain assets reported in Restructuring, impairment and (gain) on disposition of assets, net, resulting from intangible asset impairments of $25.9 million and equipment impairment of $7.1 million.

(E)
Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, extended production downtime related costs, failure to supply penalties, device product review and remediation costs to address identified issues, and costs for corrective actions. These charges are primarily associated with Hospira's response to the FDA warning letter and charges related to certain device related remediation activities.

(F)	Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(G)
Other Restructuring Charges: $7.8 million reported in Restructuring, impairment, and (gain) on disposition of assets, net for distribution contract termination charges related to certain Latin America operations.

(H)	Settlement of IRS tax audit benefit reported in Income tax (benefit) expense. This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(I)	Goodwill impairment related to the EMEA reporting unit of $229.1 million and the APAC reporting unit of $171.1 million.

(1)    Gross profit is defined as Net sales less Cost of products sold.

(2)
Adjusted Net income is shown net of tax of $136.6 million, exclusive of the tax audit settlement, and $72.4 million for the years ended 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)
The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira's Form 8-K furnished on February 13, 2013.

Hospira, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(dollars in millions)

	December 31, 2012	December 31, 2011
Assets

Current Assets:
Cash and cash equivalents	$772.1	$597.5
Trade receivables, less allowances of $12.7 in 2012 and $15.7 in 2011	646.9	639.9
Inventories, net	997.8	1,027.0
Deferred income taxes	214.4	174.4
Prepaid expenses	53.9	45.9
Other receivables	75.3	86.0
Total Current Assets	2,760.4	2,570.7
Property and equipment, net	1,445.1	1,355.0
Intangible assets, net	266.8	355.8
Goodwill	1,079.1	1,082.9
Deferred income taxes	296.8	232.2
Investments	71.8	48.7
Other assets	168.6	133.8
Total Assets	$6,088.6	$5,779.1
Liabilities and Shareholders’ Equity

Current Liabilities:
Short-term borrowings	$28.9	$36.6
Trade accounts payable	276.0	241.3
Salaries, wages and commissions	144.0	113.0
Other accrued liabilities	580.3	456.9
Total Current Liabilities	1,029.2	847.8
Long-term debt	1,706.8	1,711.9
Deferred income taxes	4.4	5.7
Post-retirement obligations and other long-term liabilities	306.5	275.7
Commitments and Contingencies
Total Shareholders’ Equity	3,041.7	2,938.0
Total Liabilities and Shareholders’ Equity	$6,088.6	$5,779.1

Hospira, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(dollars in millions)

	Years Ended December 31,
	2012	2011
Cash Flow From Operating Activities:
Net income (loss)	$44.2	$(9.4)
Adjustments to reconcile net income (loss) to net cash from operating activities-
Depreciation	164.0	164.6
Amortization of intangible assets	83.6	91.5
Stock-based compensation expense	40.0	41.2
Undistributed equity income from affiliates	(35.1)	(45.6)
Distributions received from equity affiliates	—	40.0
Deferred income taxes and other tax adjustments	(90.3)	(47.1)
Impairment and other asset charges	72.8	441.1
Gains on disposition of assets	(5.9)	(1.7)
Changes in assets and liabilities-
Trade receivables	(4.1)	(43.6)
Inventories	27.5	(61.3)
Prepaid expenses and other assets	(37.4)	(80.5)
Trade accounts payable	26.5	(80.4)
Other liabilities	183.8	16.4
Other, net	8.4	9.2
Net Cash Provided by Operating Activities	478.0	434.4

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(290.1)	(290.5)
Other payments to acquire business	(15.0)	—
Purchases of intangibles and other investments	(11.6)	(6.9)
Proceeds from disposition of businesses and assets	12.7	15.1
Net Cash Used in Investing Activities	(304.0)	(282.3)

Cash Flow From Financing Activities:
Other borrowings, net	(10.7)	(2.2)
Common stock repurchased	—	(200.0)
Excess tax benefit from stock-based compensation arrangements	2.2	7.5
Proceeds from stock options exercised	7.9	47.7
Net Cash Used in Financing Activities	(0.6)	(147.0)

Effect of exchange rate changes on cash and cash equivalents	1.2	(11.9)

Net change in cash and cash equivalents	174.6	(6.8)
Cash and cash equivalents at beginning of year	597.5	604.3
Cash and cash equivalents at end of year	$772.1	$597.5

Supplemental Cash Flow Information:
Cash paid during the year-
Interest	$102.2	$102.2
Income taxes, net of refunds	$10.7	$42.7

Hospira, Inc.
Net Sales by Product Line
(Unaudited)
(dollars in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas—
Specialty Injectable Pharmaceuticals	$539.6	$475.7	13.4%	13.2%	$1,991.0	$2,000.9	(0.5)%	0.1%
Medication Management	222.6	213.0	4.5%	4.0%	846.8	809.4	4.6%	5.0%
Other Pharma	107.5	97.9	9.8%	9.6%	401.6	396.2	1.4%	1.4%
Total Americas	869.7	786.6	10.6%	10.3%	3,239.4	3,206.5	1.0%	1.5%

EMEA—
Specialty Injectable Pharmaceuticals	83.3	72.8	14.4%	17.0%	318.4	292.6	8.8%	16.6%
Medication Management	31.8	31.4	1.3%	4.8%	119.9	128.7	(6.8)%	0.2%
Other Pharma	24.6	29.3	(16.0)%	(15.4)%	87.5	96.1	(8.9)%	(5.7)%
Total EMEA	139.7	133.5	4.6%	7.0%	525.8	517.4	1.6%	8.4%

APAC—
Specialty Injectable Pharmaceuticals	73.3	73.4	(0.1)%	(0.5)%	260.6	269.0	(3.1)%	(2.0)%
Medication Management	14.2	15.6	(9.0)%	(10.3)%	49.8	49.2	1.2%	1.2%
Other Pharma	2.0	4.9	(59.2)%	(59.2)%	16.5	15.0	10.0%	10.0%
Total APAC	89.5	93.9	(4.7)%	(5.2)%	326.9	333.2	(1.9)%	(1.0)%

Net Sales	$1,098.9	$1,014.0	8.4%	8.4%	$4,092.1	$4,057.1	0.9%	2.2%

Global—
Specialty Injectable Pharmaceuticals	$696.2	$621.9	11.9%	12.1%	$2,570.0	$2,562.5	0.3%	1.8%
Medication Management	268.6	260.0	3.3%	3.2%	1,016.5	987.3	3.0%	4.2%
Other Pharma	134.1	132.1	1.5%	1.5%	505.6	507.3	(0.3)%	0.3%
Net Sales	$1,098.9	$1,014.0	8.4%	8.4%	$4,092.1	$4,057.1	0.9%	2.2%

__________________________________________________________________________

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates.  Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira’s results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance. These measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with GAAP.